UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005

IBSG INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)

Florida	000-029587	65-0705328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1132 Celebration Blvd., Celebration, FL 34747
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including area code: (321) 939-6321

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Item 8.01 Other Events.

On May 16, 2005, IBSG International, Inc., (the “Company”), announced an investor conference call that will take place at 4:15 PM Eastern Daylight Time, on May 23, 2005, where key management will discuss the results for this reported quarter, revenue and earnings guidance for the second quarter and the rest of the year, and the introduction of the Secure Blue.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits

99.1    Press release dated May 16, 2005 reporting an investor conference call that will take place at 4:15 PM Eastern Daylight Time, on May 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IBSG INTERNATIONAL, INC. /S/ Michael Rivers Michael Rivers President

Date: May 20, 2005